Exhibit 10.3

WYETH

DEFERRED STOCK UNIT AWARD AGREEMENT

UNDER THE WYETH 2006 NON-EMPLOYEE

DIRECTOR STOCK INCENTIVE PLAN

[Name and Address of Grantee] (the “Grantee”)	DATE OF GRANT:

NUMBER OF DEFERRED STOCK UNITS: 1,200

1.     Grant of Deferred Stock Unit Award. Wyeth, a Delaware corporation (the “Company”), pursuant to its 2006 Non-Employee Director Stock Incentive Plan (the “Plan”), hereby grants the Grantee the number of Deferred Stock Units specified above (the “Deferred Stock Unit Award”). Each Deferred Stock Unit shall represent the right to receive one share of Stock subject to the terms and conditions set forth herein, as well as all of the terms and conditions of the Plan, all of which are incorporated herein in their entirety. Capitalized terms not defined herein shall have the meaning ascribed to them in the Plan. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Deferred Stock Unit Award Agreement (this “Agreement”), the Plan shall govern and control.

2.     Vesting Schedule. Subject to the Grantee’s continued Board Membership through the applicable vesting date, the Deferred Stock Unit Award shall become fully vested on the date that is twelve (12) months and thirty (30) days following the Date of Grant; provided, however, that no portion of the Deferred Stock Unit Award shall become vested prior to the date upon which the Grantee has completed two years of continuous Board Membership following the Grantee’s election to the Board. Notwithstanding the foregoing, and subject to applicable laws, the Deferred Stock Unit Award shall become immediately vested upon the occurrence of a Change in Control as provided in Section 13 hereof.

3.     Accelerated Vesting and Forfeiture of Deferred Stock Unit Award Upon Termination of Board Membership. In the event that the Grantee’s Board Membership is terminated on account of the Grantee’s death or Disability, and if the Grantee has completed at least two years of continuous Board Membership, all unvested Deferred Stock Units held by the Grantee as of such termination date shall immediately become fully vested. In the event that the Grantee’s Board Membership is terminated for any other reason, all unvested Deferred Stock Units held by the Grantee as of such termination date shall immediately expire and be forfeited without further consideration to the Grantee.

4.     Distribution Election. Within thirty (30) days following the Date of Grant, the Grantee shall file an initial Distribution Election Form, in the form attached hereto as Exhibit A (the “Distribution Election Form”), with the Company indicating whether the distribution of the Deferred Stock Unit Award upon the termination of the Grantee’s Board Membership is to be made in a lump sum or in a series of 2 to 10 substantially equal annual installments. If the

Grantee fails to file a timely Distribution Election Form, the Deferred Stock Unit Award, by default, shall be distributed in a lump sum upon the termination of the Grantee’s Board Membership. The Initial Election (or the Default Election, if applicable) shall be a standing election and shall apply to the Deferred Stock Unit Award granted under this Agreement and, unless such standing election is modified, to all of the Grantee’s subsequent Deferred Stock Unit Awards. The Grantee may elect to change the form of payment for any future Deferred Stock Unit Award by filing a Distribution Election Modification Form, in the form attached hereto as Exhibit B, with the Company. A Distribution Election Modification Form must be filed no later than December 31, or such earlier date prescribed by the Committee, of the year prior to the year in which the Deferred Stock Unit Award with respect to which the modification shall be effective is granted. Any such Distribution Election Modification Form shall apply to all of the Grantee’s Deferred Stock Unit Awards granted in calendar years subsequent to the filing of such election, unless and until a new Distribution Election Modification Form is filed with the Company.

5.     Deferred Unit Account. On the Date of Grant, the Company shall establish a Deferred Unit Account for the Grantee and shall credit such newly established Deferred Unit Account with the number of Deferred Stock Units attributable to the Deferred Stock Unit Award.

6.     Contribution of Stock to Trust. On the Date of Grant, the Company shall contribute to the Trust for the benefit of the Grantee a number of shares of Stock equal to the number of Deferred Stock Units granted to the Grantee pursuant to the Deferred Stock Unit Award. The Company shall instruct the Trustee to establish a Deferred Stock Account for the Grantee and allocate the number of shares of Stock attributable to the Deferred Stock Unit Award to such newly established Deferred Stock Account. Stock held in the Deferred Stock Account (including, without limitation, Dividend Equivalents) shall be subject to vesting to the same extent that the Deferred Stock Unit Award is subject to vesting. Upon forfeiture of all or a portion of the Deferred Stock Unit Award as provided in Section 3 above, the corresponding number of shares of Stock held in the Deferred Stock Account shall be forfeited and returned to the Company.

7.     Dividend Equivalents. The Company shall withhold cash dividends payable on the shares of Stock held in the Trust and, on each date that cash dividends are otherwise payable to the holders of Stock, the Company shall credit the Dividend Equivalents to the Grantee’s Deferred Unit Account. From time to time, the Company shall deduct the value of full and/or fractional shares of Stock, as determined by the Committee, from the Grantee’s Deferred Unit Account and contribute such full and/or fractional shares of Stock to the Grantee’s Deferred Stock Account in the Trust. Dividend Equivalents and shares of Stock attributable to Dividend Equivalents shall be subject to forfeiture in the same manner as the Deferred Stock Unit Award.

8.     Payment of Deferred Stock Unit Awards. The shares of Stock attributable to this Deferred Stock Unit Award (including shares attributable to Dividend Equivalents) shall be held in the Trust until the termination of the Grantee’s Board Membership. Following the termination of the Grantee’s Board Membership, the shares of Stock held in the Grantee’s Deferred Stock Account attributable to the vested Deferred Stock Units granted hereunder shall be distributed by the Trustee to the Grantee, or the Grantee’s estate or beneficiary, as applicable, in the event of the Grantee’s death, in a lump sum or in a series of annual installments (net of applicable taxes, if any), as elected by the Grantee pursuant to the Grantee’s Distribution Election Form or Default Election, as applicable. If the vesting of the Deferred Stock Unit Award is accelerated on account of the Grantee’s death or Disability, the shares of Stock attributable to this Deferred Stock Unit Award shall be distributed in a lump sum to the Grantee’s estate or beneficiary, as applicable, disregarding the election to have such distribution made in a series of annual installments, as soon as practicable following such acceleration, but in no event later than two and one-half months following the end of the year of such acceleration.

9.     No Right to Board Membership. This Agreement does not confer upon the Grantee any right to remain a member of the Board, nor confer any obligation on the part of the Company or the Board to nominate the Grantee for re-election by the Company’s stockholders.

10.     Non-Transferability. The Deferred Stock Unit Award may not be assigned or transferred, pledged or sold prior to its delivery to the Grantee or, in the case of the Grantee’s death, to the Grantee’s legal representative or legatee or such other person designated by an appropriate court; provided, however, that the transfer of the Deferred Stock Unit Award for estate planning purposes shall be allowed in accordance with applicable law.

11.     Government and Other Regulations. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received the advice of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under the Plan. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

12.     Change in Capital Structure. This Agreement and the number of Deferred Stock Units subject to this Deferred Stock Unit Award shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number or kind of a share of Stock or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or other consideration subject to this Deferred Stock Unit Award in the capital structure of the Company by reason of stock dividends, extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, the Grantee, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan.

13.     Change in Control. In the event of a Change in Control, (i) notwithstanding the vesting schedule set forth above, or any other limitation on vesting, all unvested Deferred Stock Units subject to this Deferred Stock Unit Award shall immediately become 100% vested and the forfeiture provisions thereon shall lapse, (ii) the shares of Stock attributable to the Grantee’s Deferred Stock Unit Award (including shares attributable to Dividend Equivalents) shall be immediately distributed by the Trustee to the Grantee in a lump sum (net of applicable taxes, if any) and (iii) the value of any Dividend Equivalents then credited to the Grantee’s Deferred Unit Account, which have not yet been converted into shares of Stock and contributed to the Trust, shall be immediately paid by the Company to the Grantee in a cash lump sum (net of applicable taxes, if any). Notwithstanding anything herein to the contrary, to the extent that this Deferred Stock Unit Award, either in whole or in part, is deemed to provide for the deferral of compensation within the meaning of Section 409A, there shall be no distribution of any such deferred compensation on account of a Change in Control unless such event also constitutes a “Change in Control Event” within the meaning of Section 409A or such distribution is otherwise allowable under Section 409A.

14.     Administration. Subject to the express provisions of the Plan, this Agreement and the Plan are to be interpreted and administered by the Committee, whose determination shall be final.

15.     Governing Law. This Agreement shall be governed by the laws of the State of Delaware and in accordance with such federal law as may be applicable.

[Signatures to follow on next page]

THE UNDERSIGNED GRANTEE ACKNOWLEDGES RECEIPT OF THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF THE DEFERRED STOCK UNIT AWARD UNDER THIS AGREEMENT, AGREES TO BE BOUND BY THE TERMS OF BOTH THIS AGREEMENT AND THE PLAN.

WYETH

Accepted and agreed to:

Name (please print)

Signature

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